UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, Mr. Steven Heyer delivered to the board of directors (the “Board”) of ARKO Corp., a Delaware corporation (the “Company”), notice of his resignation from the Board, effective December 12, 2025. Mr. Heyer’s resignation was due to health reasons and not due to any disagreement with the Company.

On December 12, 2025, the Board appointed Mr. Yona Fogel to serve as a member of the Board until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Fogel will also serve as a member of the Board’s Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Fogel, 71, is an experienced business leader with more than three decades as an executive in Israel’s banking, energy, and industrial sectors. Mr. Fogel currently focuses on entrepreneurial initiatives in the energy and financial sectors, leveraging his deep operational and strategic experience to build and advise innovative ventures in these fields. Mr. Fogel co-founded and, since December 2020, has served as director and Vice Chairman of Med-Red Land Bridge Ltd., a strategic infrastructure venture established in partnership with National Holding of the United Arab Emirates to develop energy and logistics connectivity between the Mediterranean and the Red Sea. From 2007 to 2020, Mr. Fogel served as Chief Executive Officer of Paz Oil Group (“Paz”), Israel’s largest integrated energy company. During his tenure, he also served as Chairman of several of its key subsidiaries, including Paz Ashdod Refinery. Prior to joining Paz, Mr. Fogel held senior leadership roles at Bank Leumi, one of Israel’s leading financial institutions. Over a period of 15 years, he served as Executive Vice President and Head of the Retail Banking Division, overseeing all domestic branch operations, mortgage banking, and digital channels. He also served as Chairman of Leumi Card, the bank’s credit card subsidiary, and was responsible for the operations of the Arab-Israeli Bank, a wholly owned subsidiary of Bank Leumi. In these roles, he led wide-ranging modernization and growth initiatives across the bank’s retail and consumer-finance businesses.

The Board has determined that Mr. Fogel is independent under the applicable rules of the U.S. Securities and Exchange Commission and Nasdaq. There are no arrangements or understandings between Mr. Fogel and any other person pursuant to which he was appointed to the Board, and there are no relationships between Mr. Fogel and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Fogel will be compensated in accordance with the Company’s previously reported standard compensation policy for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	December 16, 2025	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board